Exhibit 10.4
ASSIGNMENT OF LEASES, SERVICE CONTRACTS AND INTANGIBLES,
TRANSFER OF DEPOSITS AND
ASSUMPTION AGREEMENT

STATE OF NORTH CAROLNIA	§
§
COUNTY OF MECKLENBURG	§
THIS ASSIGNMENT (this “Assignment”), made effective as of the 20th day of January, 2011, by and between NNN VF FOUR RESOURCE SQUARE, LLC, a Delaware limited liability company (“Assignor”), and FOUR RESOURCE SQUARE, LLC, a Delaware limited liability company (hereinafter referred to as the “Assignee”);
W I T N E S S E T H:
WHEREAS, Assignor has this day conveyed the real property (and improvements thereon) described on Exhibit “A” attached hereto and made a part hereof (such real property and improvements being hereinafter called, the “Property”) to Assignee; and
WHEREAS, Assignor, as lessor, has heretofore entered into lease agreements with third party tenants covering portions of space in the Property (collectively, the “Leases”), which Leases are described on Exhibit “B” attached hereto and made a part hereof; and
WHEREAS, Assignor has also entered into certain service agreements with third parties affecting all or a portion of the Property (collectively, the “Service Contracts”), which Service Contracts are described on Exhibit “C” attached hereto and made a part hereof; and
WHEREAS, Assignor intends to assign all of its right, title and interest with respect to any licenses and permits, water and wastewater reservations, other utilities appurtenant to the Property, all logos, trademarks or tradenames used in connection with the Property including the right to use the name “Four Resource Square” and guarantees and warranties received by Assignor from any manufacturer in connection with the personal property and all plans, drawings, specifications and surveys with respect to the Property (collectively, the “Intangibles”); and
WHEREAS, Assignor desires to convey all of its right, title and interest in and to the Leases (and all security and other deposits for the Leases), the Service Contracts and the Intangibles to Assignee; and
NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby SELL, CONVEY, ASSIGN, TRANSFER, SET-OVER and DELIVER unto Assignee, its successors and assigns, all of Assignor’s right, title and interest in and to the Service Contracts (to the extent the same are assignable), the Intangibles, the Leases and security deposits and other deposits under the Leases (hereby warranting that Assignor is the owner of the entire lessor’s interest in and to the Leases) including, without limitation, all of the rights, powers, estates and privileges of lessor in, to and under the Leases and rent to accrue thereunder, and all rights of reversion and all of the rights and benefits of every description whatsoever belonging to or accruing to the benefit of the lessor in the Leases and to the owner of the Property under the Service Contracts and the Intangibles.

TO HAVE AND TO HOLD the above rights and interests unto Assignee, its successors and assigns, forever and Assignor does hereby bind themselves, their respective heirs, administrators, successors and assigns, to warrant and forever defend, all and singular the rights of Assignor under the Leases (and all security and other deposits for the Leases), the Service Contracts and the Intangibles unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim same or any part thereof by, through or under Assignor, but not otherwise.
It is understood and agreed that, by its execution hereof, Assignee hereby assumes and agrees to perform all of the terms, covenants and conditions of the Leases herein assigned on the part of the lessor therein required to be performed after the effective date hereof, including, but not limited to, the obligation to repay, in accordance with the terms of the Leases, to such lessees, all security deposits actually received by Assignee concurrent herewith and required to be repaid by the terms thereof, and hereby agrees to indemnify, save and hold harmless Assignor from and against any and all liability, claims or causes of action existing in favor of or asserted by the lessees under the Leases, arising out of or relating to Assignee’s failure to perform any of the obligations of the lessor under the Leases arising after the effective date hereof.
Assignor covenants and agrees to perform and discharge any and all obligations of the lessor under the Leases herein assigned arising on or before the effective date hereof and to indemnify, save and hold harmless Assignee from and against any and all liability, claims or causes of action existing in favor of or asserted by the lessees under the Leases, arising out of or relating to Assignor’s failure to perform any of the obligations of the lessor under the Leases arising on or before the effective date hereof, except that Assignee assumes any obligations related to common area maintenance charges for calendar year 2010.
It is understood and agreed that, by its execution hereof, Assignee hereby assumes and agrees to perform all of the terms, covenants and conditions of the Service Contracts herein assigned, on the part of the owner of the Property therein required to be performed, arising after the effective date hereof, and in connection therewith, to discharge promptly any and all obligations of the owner of the Property arising under the Service Contracts after the effective date hereof and to indemnify, save and hold harmless Assignor from any and all liability, claims or causes of action existing in favor of or asserted by other parties to the Service Contracts, arising out of or relating to Assignee’s failure to perform any of the obligations of the owner of the Property arising under the Service Contracts after the effective date hereof.
Assignor covenants and agrees to perform and discharge any and all obligations of the owner of the Property under the Service Contracts herein assigned arising on or before the effective date hereof and to indemnify, save and hold harmless Assignee from and against any and all liability, claims or causes of action existing in favor of or asserted by other parties to the Service Contracts, arising out of or relating to Assignor’s failure to perform any of the obligations of the owner of the Property arising on or before the effective date hereof.
This Assignment may be executed in one or more counterparts, each such counterpart being an original hereof and all such counterparts taken together constituting but one and the same instrument and agreement.

All of the covenants, terms and conditions set forth herein shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.
[SIGNATURES CONTAINED ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment by each of their duly authorized representatives on the date first above written.

ASSIGNOR:

NNN VF FOUR RESOURCE SQUARE, LLC, a Delaware limited liability company

By:	NNN 2003 Value Fund, LLC, a Delaware limited liability company, its Sole Member

	By:	Grubb & Ellis Realty Investors, LLC, a Virginia limited liability company, its Manager

		By:	/s/ Steven Shipp Name: Steven Shipp
Title: Executive Vice President

ASSIGNEE:

FOUR RESOURCE SQUARE, LLC, a Delaware limited liability company

By:	Four Resource Member, LLC, a Delaware limited liability company, its Sole Member

	By:	RAIT Equity Holdings I, LLC, a Delaware limited liability company, its Sole Member

		By:	RAIT Partnership, L.P., a Delaware limited partnership, its Sole Member

			By:	RAIT General, Inc., a Maryland corporation, its Sole General Partner

				By:	/s/ Kenneth R. Frappier Name: Kenneth R. Frappier
Title: Executive Vice President

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